UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2020

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously announced, on February 28, 2020, Jonathan Kim, Chief Financial Officer, Executive Vice President and Chief Accounting Officer of MagnaChip Semiconductor Corporation (the “Company”), notified the Company of his resignation from all positions with the Company and its subsidiaries, including MagnaChip Semiconductor, Ltd. (“MSK”), to be effective March 27, 2020.

In connection with Mr. Kim’s resignation, the Company entered into a separation agreement with Mr. Kim (the “Separation Agreement”), dated March 26, 2020. Pursuant to the Separation Agreement, Mr. Kim and the Company agreed that Mr. Kim’s resignation shall not be deemed with “Good Reason” and shall not be deemed a “Qualifying Termination” under that certain letter agreement regarding severance terms, dated November 3, 2015, among Mr. Kim and the Company, a copy of which has been previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Separation Agreement provides for (i) a $50,000 payment to Mr. Kim to be paid on the first regular payroll date that is at least fourteen (14) days after the effective date of a Release of Claims (defined below), and (ii) an extension of the exercise date of Mr. Kim’s vested options to purchase shares of the Company’s common stock to March 27, 2022 (collectively, the “Separation Benefits”), provided that the Release of Claims has not been revoked, Mr. Kim has complied with all restrictive covenants contained in the Separation Agreement and Mr. Kim has complied with all other terms of the Separation Agreement and the Release of Claims.

In connection with the Separation Agreement, Mr. Kim also entered into a release with MSK whereby Mr. Kim released all claims he may have against MSK, the Company or their respective affiliates, subsidiaries, representatives and other related parties in exchange for the Separation Benefits and the other applicable severance benefits set forth in the Separation Agreement (the “Release of Claims”). Mr. Kim also entered into a consulting agreement whereby Mr. Kim has agreed to provide consulting services relating to his prior work with MSK for a period of 60 days from the date of his resignation, and will be compensated on an hourly basis for his consulting services.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	Jonathan W. Kim Separation Agreement, dated March 26, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: March 27, 2020	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary